EXHIBIT 99.1

WEBER INC. TO BE TAKEN PRIVATE BY BDT CAPITAL PARTNERS FOR $8.05 PER SHARE

Unanimously Recommended by Special Committee of the Weber Board of Directors

Agreed Price to Deliver 60% Premium and Certainty of Value for Minority Class A Shareholders

Approved $350 Million Unsecured Loan from BDT Capital Further Enhances Company’s Liquidity

PALATINE, Ill – December 12, 2022 – Weber Inc. (NYSE: WEBR) (“Weber” or the “Company”), the global leader in outdoor cooking innovation, technology and products, today announced that it has entered into a definitive merger agreement pursuant to which investment funds managed by BDT Capital Partners LLC (“BDT”) will purchase all of the outstanding Class A Shares that they do not already own, for $8.05 per share of Class A common stock of Weber (“Class A Share”), which implies a total enterprise value of $3.7 billion for Weber.

The purchase price represents a premium of 60% to the closing price of the Class A Shares on October 24, 2022, the last trading day before BDT submitted a non-binding acquisition proposal to the Board of Directors of the Company (the “Board”) and Weber disclosed the receipt of such proposal.

A special committee (the “Special Committee”) of the Board, comprised solely of independent directors, advised by its own independent financial and legal advisors, determined that the proposed transaction is in the best interests of the holders of Class A Shares other than BDT and unanimously recommended that the Board approve the transaction. Acting upon the recommendation of the Special Committee, Weber’s Board approved the transaction.

“We appreciate the Special Committee’s comprehensive evaluation of BDT’s offer and are confident that this transaction provides immediate and fair value to Weber minority shareholders,” said interim Weber CEO Alan Matula. “For over a decade, BDT has been a longstanding strategic partner for Weber. With their continued support, our global team will move forward in executing our long-term strategy with consumers and customers as our top priorities. And we’ll continue to sharpen our focus on doing what we do best: delivering the outdoor cooking industry's most innovative, best-performing, highest-quality products and engaging millions worldwide who love to gather together and cook outside.”

“Weber is the #1 brand and global category leader in outdoor cooking, and it has demonstrated a relentless commitment to quality and innovation over its 70-year history. We look forward to continuing our partnership with the company and the founding Stephen family in its next chapter,” said Kelly Rainko, BDT Partner and Non-Executive Chair of the Board of Weber.

Upon completion of the transaction, Weber will become a privately held company majority owned by investment funds managed by BDT.

The transaction is expected to close in the first half of 2023, subject to customary closing conditions, including HSR clearance. The transaction has been approved by the written consent of the holders of the requisite number of shares of common stock of Weber, such that no additional stockholder approval is required.

In connection with the transaction, BDT managed investment funds will provide Weber with an additional unsecured loan facility in the aggregate principal amount of $350 million. Weber intends to utilize the loan for general corporate purposes including repaying existing indebtedness, continuing to make necessary investments in capital expenditures that support new product initiatives, and funding working capital for the upcoming 2023 outdoor cooking season. The previous loan agreement that Weber entered into with BDT managed investment funds on November 8, 2022, will remain outstanding.

ADVISORS

Centerview Partners LLC is serving as exclusive financial advisor to the Special Committee and Sullivan & Cromwell LLP is serving as the Special Committee’s outside legal advisor. Davis Polk & Wardwell LLP is acting as legal counsel to Weber. Cravath, Swaine & Moore LLP is acting as legal counsel to BDT.

ABOUT WEBER INC.

The Company, headquartered in Palatine, Ill., is the world’s leading barbecue brand. The Company’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. The Company offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. The Company offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries.

ABOUT BDT CAPITAL PARTNERS

Established in 2009, BDT Capital Partners provides family- and founder-led businesses with long-term, differentiated capital through its investment funds. The firm has deployed more than $30 billion in capital, including co-investments by its global investor base. The firm’s affiliate, BDT & Company, is a merchant bank that works with family- and founder-led businesses to pursue their strategic and financial objectives, providing solutions-based advice as well as access to a world-class network of business owners and leaders. For more information, visit www.bdtcapital.com.

NO OFFER OR SOLICITATION

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Weber operates and beliefs of and assumptions made by Weber management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Weber. Words such as "approximately," "anticipate," "assume," "believe," "contemplate," "continue," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "will" and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. All of the forward-looking statements contained in this communication are subject to risks and uncertainties that may cause actual results to differ materially from those that Weber is expecting, including, among others:

•	risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;

•	the failure to consummate or delay in consummating the transaction for other reasons;

•	the risk that a condition to closing of the transaction may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that may be instituted following announcement of the merger;

•	failure to obtain the financing required to consummate the transaction;

•	failure to retain key management and employees of Weber;

•	unfavorable reaction to the transaction by customers, competitors, suppliers and employees;

•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as Weber management's response to any of the aforementioned factors; and

•	additional factors discussed in Weber’s filings with the SEC.

The forward-looking statements contained in this communication are only predictions based on Weber management’s current expectations and projections about future events. There are important factors that could cause Weber’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in Weber’s Annual Report on Form 10-K, for the year ended September 30, 2021, and in Weber’s Quarterly Reports on Form 10-Q. Our future results could be affected by a variety of other factors, including: uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

Except as required by law, Weber undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Weber will prepare and file an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Weber's stockholders. In addition, certain participants in the transaction will prepare and file with the SEC a Schedule 13E-3 Transaction Statement, which will contain important information on Weber, BDT, the transaction and related matters, including the terms and conditions of the transaction. You may obtain copies of all documents filed by Weber with the SEC regarding this transaction, free of charge, at the SEC's website, www.sec.gov or from Weber's website at https://investors.weber.com/.

Stockholders of Weber are urged to read all relevant documents filed with the SEC, including the Schedule 14C and the Schedule 13E-3 Transaction Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the transaction.

CONTACTS

For BDT Capital Partners:

Sara Evans / Matthew Glasser

T: (312) 529-6548 / (312) 385-2883

E: communications@bdtcap.com

For Weber’s Special Committee:
Steve Lipin / Felipe Ucrós
Gladstone Place Partners
(212) 230-5930